UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendments to Forward Purchase Agreements

Complete Solaria, Inc. (the “Company”) previously announced in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2023 that the Company and Freedom Acquisition I Corp. (“Freedom”) entered into separate agreements dated July 13, 2023 (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”); (ii) Polar Multi-Strategy Master Fund (“Polar”), and (iii) Sandia Investment Management LP (“Sandia”, and each of Meteora, Polar, and Sandia, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions.

On December 18, 2023, the Company and each Seller entered into separate amendments to the Forward Purchase Agreements (the “Amendments”). The Amendments lower the reset floor price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10,000,000 of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq Stock Market (“Nasdaq”) on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

Entry into Common Stock Purchase Agreements

On December 18, 2023, the Company entered into separate common stock purchase agreements (the “Purchase Agreements”) with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust (each a “Purchaser”, and together, the “Purchasers”). Pursuant to the terms of the Purchase Agreements, each Purchaser purchased 1,838,235 shares of common stock of the Company, par value $0.0001, (the “Shares”), at a price per share of $1.36, representing an aggregate purchase price of $4,999,999.20. The Purchasers paid for the Shares in cash. Thurman J. Rodgers is a trustee of each Purchaser and is the Executive Chairman of the board of directors of the Company.

The foregoing description of the Purchase Agreements and the Amendments does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreements and the Amendments, forms of which are filed as Exhibits 10.1 and 10.2 to this Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Common Stock is incorporated by reference herein in its entirety. The Company issued the Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment to Forward Purchase Agreement.
10.2	Form of Common Stock Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: December 22, 2023	By:	/s/ Chris Lundell
Chris Lundell
Chief Executive Officer

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